SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2004

FLOWSERVE CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 443 - 6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement;
Signature

Item 1.01. Entry into a Material Definitive Agreement;

     On November 10, 2004, Flowserve US, Inc., a Delaware Corporation, a wholly owned subsidiary of Flowserve Corporation (the “Company”), entered into an Asset Purchase Agreement with Curtiss-Wright Electro-Mechanical Corporation, a Delaware Corporation (“Curtiss-Wright”), whereby the Company sold its Government Marine Business (“GMBU”), located in Phillipsburg, NJ, to Curtiss-Wright for approximately $28 million in cash. The purchase price may be subject to adjustment based on the determination of working capital of the GMBU after the closing and the net amount of any costs incurred and account receivables collected by the Company between November 1 and November 10, 2004. The Company provided customary representations and warranties as part of the terms of the sale. The Company has agreed to provide certain qualified indemnities to Curtiss-Wright for damages arising out of any breach of representation, warranty or agreement in the Asset Purchase Agreement and for liabilities not assumed by Curtiss-Wright. Subject to certain exceptions, the maximum amount of the Company’s indemnification obligation is $14 million. The GMBU provides highly specialized pump technology and service for U.S. Navy submarines and aircraft carriers.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date: November 12, 2004

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